Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2013 FIRST QUARTER RESULTS

CARMEL, IN, April 25, 2013—ITT Educational Services, Inc. (NYSE:  ESI), a leading proprietary provider of postsecondary degree programs in the United States, today reported that new student enrollment in the first quarter of 2013 decreased 3.6% to 17,412 compared to 18,067 in the same period in 2012.  Total student enrollment decreased 14.2% to 61,039 as of March 31, 2013 compared to 71,123 as of March 31, 2012.

The company provided the following information for the three months ended March 31, 2013 and 2012:

Financial and Operating Data for the Three Months Ended March 31st, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)
	2013	2012	Increase/ (Decrease)

Revenue	$287.7	$341.8	(15.8)%
Operating Income	$52.7	$100.6	(47.6)%
Operating Margin	18.3%	29.4%	(1,110) basis points
Net Income	$31.1	$61.1	(49.0)%
Earnings Per Share (diluted)	$1.33	$2.38	(44.1)%
New Student Enrollment	17,412	18,067	(3.6)%
Continuing Students	43,627	53,056	(17.8)%
Total Student Enrollment as of March 31st	61,039	71,123	(14.2)%
Persistence Rate as of March 31st (A)	71.5%	72.4%	(90) basis points
Revenue Per Student	$4,712	$4,666	1.0%
Cash and Cash Equivalents, Restricted Cash and Investments as of March 31st	$210.7	$294.4	(28.4)%
Bad Debt Expense as a Percentage of Revenue	6.9%	4.6%	230 basis points
Days Sales Outstanding as of March 31st	32.6 days	14.5 days	18.1 days
Deferred Revenue as of March 31st	$120.6	$180.1	(33.0)%
Debt as of March 31st	$150.0	$175.0
Weighted Average Diluted Shares of Common Stock Outstanding	23,481,000	25,636,000
Shares of Common Stock Repurchased	0	2,097,200 (B)
Number of New Colleges in Operation	0	4
Capital Expenditures, Net	$1.4	$4.5	(68.6)%
__________________
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $146.7 million or at an average price of $69.93 per share.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2013 first quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Dana Stelsel, Communications Manager                                                   www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	March 31, 2013	December 31, 2012	March 31, 2012
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$210,012	$246,342	$178,476
Short-term investments	0	0	114,806
Restricted cash	719	601	1,123
Accounts receivable, net	104,077	77,313	54,411
Deferred income taxes	29,513	44,547	12,566
Prepaid expenses and other current assets	18,651	16,162	17,832
Total current assets	362,972	384,965	379,214

Property and equipment, net	184,123	189,890	198,493
Deferred income taxes	56,858	56,112	34,081
Other assets	39,033	41,263	49,516
Total assets	$642,986	$672,230	$661,304

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$63,713	$63,304	$77,664
Accrued compensation and benefits	15,425	21,023	13,323
Other current liabilities	34,807	86,722	50,920
Deferred revenue	120,628	135,900	180,147
Total current liabilities	234,573	306,949	322,054

Long-term debt	150,000	140,000	175,000
Other liabilities	100,138	98,327	72,629
Total liabilities	484,711	545,276	569,683

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000 shares authorized, 37,068,904 issued	371	371	371
Capital surplus	204,219	206,703	194,027
Retained earnings	990,202	959,072	884,230
Accumulated other comprehensive (loss)	(7,835)	(7,930)	(9,316)
Treasury stock, 13,706,781, 13,744,395 and 12,934,377 shares at cost	(1,028,682)	(1,031,262)	(977,691)
Total shareholders' equity	158,275	126,954	91,621
Total liabilities and shareholders' equity	$642,986	$672,230	$661,304

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months
	Ended March 31,
	(unaudited)
	2013	2012

Revenue	$287,711	$341,794

Costs and expenses:
Cost of educational services	125,221	134,941
Student services and administrative expenses	106,282	106,266
Loss related to private student loan programs	3,464	0
Total costs and expenses	234,967	241,207

Operating income	52,744	100,587
Interest income	34	681
Interest (expense)	(1,152)	(547)
Income before provision for income taxes	51,626	100,721
Provision for income taxes	20,496	39,650

Net income	$31,130	$61,071

Earnings per share:
Basic	$1.33	$2.40
Diluted	$1.33	$2.38

Supplemental Data:
Cost of educational services	43.5%	39.5%
Student services and administrative expenses	36.9%	31.1%
Loss related to private student loan programs	1.2%	0.0%
Operating margin	18.3%	29.4%
Student enrollment at end of period	61,039	71,123
Campuses at end of period	147	145
Shares for earnings per share calculation:
Basic	23,397,000	25,420,000
Diluted	23,481,000	25,636,000

Effective tax rate	39.7%	39.4%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months
	Ended March 31,
	(unaudited)
	2013	2012
Cash flows from operating activities:
Net income	$31,130	$61,071
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	7,292	7,420
Provision for doubtful accounts	19,885	15,601
Deferred income taxes	13,211	(3,742)
Excess tax benefit from stock option exercises	0	(805)
Stock-based compensation expense	3,093	4,483
Settlement cost	(46,000)	0
Other	294	(339)
Changes in operating assets and liabilities:
Restricted cash	(118)	1,005
Accounts receivable	(46,649)	(21,906)
Accounts payable	409	(1,212)
Other operating assets and liabilities	(10,693)	22,166
Deferred revenue	(15,272)	(46,396)
Net cash flows from operating activities	(43,418)	37,346

Cash flows from investing activities:
Facility expenditures and land purchases	(100)	(132)
Capital expenditures, net	(1,418)	(4,518)
Proceeds from sales and maturities of investments and repayment of notes	215	98,955
Purchase of investments and note advances	(1,241)	(63,545)
Net cash flows from investing activities	(2,544)	30,760

Cash flows from financing activities:
Excess tax benefit from stock option exercises	0	805
Proceeds from exercise of stock options	0	4,668
Debt issue costs	0	(1,525)
Proceeds from revolving borrowings	10,000	175,000
Repayments of revolving borrowings	0	(150,000)
Repurchase of common stock and shares tendered for taxes	(368)	(147,571)
Net cash flows from financing activities	9,632	(118,623)

Net change in cash and cash equivalents	(36,330)	(50,517)

Cash and cash equivalents at beginning of period	246,342	228,993

Cash and cash equivalents at end of period	$210,012	$178,476